Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO RULE 15d-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934 AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

In connection with the quarterly report of Verso Paper Holdings LLC (the “Company”) for the quarterly period ended March 31, 2008 (the “Report”), I, Michael A. Jackson, certify that:

(1) (2)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 15, 2008

/s/ Michael A. Jackson
Michael A. Jackson President and Chief Executive Officer